QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the post-effective Amendment No. 1 to the Form S-1 registration statement of Chem Rx Corporation (f/k/a Paramount Acquisition Corp.), (the "Company") on Form S-3 (Registration No. 333-127149) of our report, which included an explanatory paragraph as to the Company's ability to continue as a going concern, dated March 30, 2007, with respect to our audit of the financial statements of the Company as of December 31, 2006 and for the year then ended, which report is included in this Annual Report on Form 10-K of Chem Rx Corporation (f/k/a Paramount Acquisition Corp.) for the year ended December 31, 2007.

/s/ MARCUM & KLIEGMAN LLP Marcum & Kliegman LLP

New York, New York
April 3, 2008

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM